EXHIBIT 99.1

             CHILDREN'S BROADCASTING CORPORATION DBA INTELEFILM(SM)
                   CHANGES NASDAQ SYMBOL FROM "AAHS" TO "FILM"


        EFFECTIVE TODAY, "FILM" HIGHLIGHTS CONTINUED FOCUS ON TELEVISION
                              COMMERCIAL PRODUCTION


MINNEAPOLIS -- JULY 1, 1999 -- Children's Broadcasting Corporation (AAHS: Nasdaq National Market), which recently announced that it will be doing business as iNTELEFILM(SM), will change its Nasdaq symbol from "AAHS" to "FILM," effective today.

         "Our new symbol is indicative of the transformation of Children's Broadcasting into iNTELEFILM, which, when combined with our interest in Harmony Holdings, Inc., we believe to be the largest producer of broadcast television commercials," said Christopher T. Dahl, president and CEO. "iNTELEFILM will continue to pursue its stated plan to expand through acquisition and internal growth strategies."

         During the company's annual meeting of shareholders last week, Dahl detailed plans for iNTELEFILM to continue its focus on the broadcast commercial production industry. Through the acquisition of additional production companies and related business, iNTELEFILM seeks to better serve global advertising agencies and to better position itself to provide compact content and related services to digitally based businesses on the Internet.

         Certain statements made in this press release constitute "forward looking statements" within the meaning of the PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the company's filings with the Securities and Exchange Commission. No assurance can be given that iNTELEFILM will consummate any acquisitions or that any such acquisitions will be profitable.


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